Calculation of Filing Fee Tables
S-4
BOSTON SCIENTIFIC CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(a)	43,846,059		$ 2,821,405,702.54	0.0001381	$ 389,636.13
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,821,405,702.54		$ 389,636.13
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 389,636.13
Offering Note
[1]	Rule 457(f) Fee Calculation Details

This Registration Statement relates to the registration of shares of common stock, par value $0.01 per share, of Boston Scientific Corporation ("Boston Scientific Shares") estimated to be registered pursuant to this Registration Statement and issuable by Boston Scientific Corporation pursuant to the merger (the "Merger") described in this Registration Statement and in the Agreement and Plan of Merger, dated as of January 14, 2026 (the "Merger Agreement"), by and among Boston Scientific Corporation, Pinehurst Merger Sub, Inc., and Penumbra, Inc. ("Penumbra"). The "Amount Registered" represents the maximum number of Boston Scientific Shares estimated to be issuable upon completion of the Merger, which estimated maximum number is calculated as the sum of: (a) 40,695,930 Boston Scientific Shares, which corresponds to the product (rounded to the nearest whole number) obtained by multiplying (i) 10,510,041 Penumbra Shares (which corresponds to the estimated aggregate number of issued and outstanding Penumbra Shares entitled to receive Boston Scientific Shares in the Merger pursuant to the Merger Agreement (such number, the "Estimated Stock Consideration Shares")) by (ii) the exchange ratio of 3.8721 Boston Scientific Shares (the "Exchange Ratio") per each such Penumbra Share. For purposes of the foregoing, the "Estimated Stock Consideration Shares" is calculated as the product (rounded to the nearest whole number) obtained by multiplying (1) 39,304,566 Penumbra Shares issued and outstanding as of February 20, 2026, by (2) 26.74%, which corresponds to the percentage of the aggregate number of issued and outstanding Penumbra Shares entitled to receive Boston Scientific Shares in the Merger pursuant to the Merger Agreement; (b) 552,100 Boston Scientific Shares, which corresponds to the product (rounded to the nearest whole number) obtained by multiplying (i) 533,275 Penumbra Shares subject to outstanding Penumbra restricted stock unit awards as of February 25, 2026 that are estimated to be Accelerated RSUs (as defined in the Merger Agreement), by (ii) the equity award exchange ratio of 1.0353 Boston Scientific Shares per each Penumbra Share (the "Equity Award Exchange Ratio") underlying such Accelerated RSU; (c) 5,566 Boston Scientific Shares, which corresponds to the product (rounded to the nearest whole number) obtained by multiplying (i) 5,376 Penumbra Shares subject to Penumbra stock options outstanding as of February 25, 2026 (calculated assuming that the exercise price per Penumbra Share of each such Penumbra Option is less than the Equity Award Consideration Value (as defined in the Merger Agreement)) ("Penumbra Options"), by (ii) the Equity Award Exchange Ratio per each Penumbra Share underlying such Penumbra Option; (d) 303,572 Boston Scientific Shares, which corresponds to the product (rounded to the nearest whole number) obtained by multiplying (i) 293,221 Penumbra Shares subject to outstanding Penumbra restricted stock unit awards as of February 25, 2026 that are estimated to be converted into the right to receive consideration in the Merger, by (ii) the Equity Award Exchange Ratio per each Penumbra Share underlying such Penumbra restricted stock unit awards; and (e) 2,288,891 Boston Scientific Shares, which corresponds to the product (rounded to the nearest whole number) obtained by multiplying (i) 591,124 Penumbra Shares reserved as of February 25, 2026 for future issuance in connection with Penumbra's Employee Stock Purchase Plan, by (ii) the Exchange Ratio per each such Penumbra Share. The "Maximum Aggregate Offering Price" is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 (the "Securities Act") and calculated in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act, and calculated as the difference of (a) $13,817,639,959.74, which corresponds to the market value of an estimated maximum number of Penumbra Shares that may be canceled and exchanged in the Merger of 40,727,562 Penumbra Shares (the "Estimated Maximum Penumbra Shares"), such market value established by the average of the high and low sales prices of Penumbra Shares on the New York Stock Exchange on February 25, 2026, of $339.27, minus (b) $10,996,234,257.20, which corresponds to the aggregate amount of cash estimated to be paid by Boston Scientific to Penumbra stockholders in the Merger (the "Aggregate Cash Consideration"). For purposes of the foregoing, (i) the "Estimated Maximum Penumbra Shares" is calculated as the sum of (A) 39,304,566 Penumbra Shares issued and outstanding as of February 20, 2026, (B) 533,275 Penumbra Shares subject to outstanding Penumbra restricted stock unit awards as of February 25, 2026 that are estimated to be Accelerated RSUs, (C) 5,376 Penumbra Shares subject to Penumbra Options, (D) 293,221 Penumbra Shares subject to outstanding Penumbra restricted stock unit awards as of February 25, 2026 that are estimated to be converted into the right to receive consideration in the Merger, and (E) 591,124 Penumbra Shares reserved as of February 25, 2026 for future issuance in connection with Penumbra's Employee Stock Purchase Plan; and (ii) the "Aggregate Cash Consideration" is calculated as the sum of: (A) $10,769,152,350.00, which corresponds to the product obtained by multiplying (1) $374.00 in cash (which amount is fixed by the Merger Agreement) per Penumbra Share (the "Cash Consideration"), by (2) 28,794,525 Penumbra Shares (which corresponds to the estimated aggregate number of issued and outstanding Penumbra Shares entitled to receive the Cash Consideration in the Merger pursuant to the Merger Agreement, rounded to the nearest whole number (such number, the "Estimated Cash Consideration Shares")). For purposes of the foregoing, the "Estimated Cash Consideration Shares" is calculated as the product (rounded to the nearest whole number) obtained by multiplying (y) 39,304,566 Penumbra Shares issued and outstanding as of February 20, 2026, by (z) 73.26%, which corresponds to the percentage of the aggregate number of issued and outstanding Penumbra Shares entitled to receive Cash Consideration in the Merger pursuant to the Merger Agreement; (B) $146,117,350.00, which corresponds to the product obtained by multiplying (1) 533,275 Penumbra Shares subject to outstanding Penumbra restricted stock unit awards as of February 25, 2026 that are estimated to be Accelerated RSUs, by (2) the equity award cash consideration of $274.00 in cash (the "Equity Award Cash Consideration") per each Penumbra Share underlying such Penumbra RSU; (C) $622,003.20, which corresponds to the product obtained by multiplying (1) 5,376 Penumbra Shares subject to Penumbra Options outstanding as of February 25, 2026, by (2) $115.70 in cash per each Penumbra Share underlying such Penumbra Option (calculated as the difference of (y) the Equity Award Cash Consideration, minus (z) the weighted average exercise price for such Penumbra Options of $158.30 per Penumbra Share); and (D) $80,342,554.00, which corresponds to the product obtained by multiplying (1) 293,221 Penumbra Shares subject to outstanding Penumbra restricted stock unit awards as of February 25, 2026 that are estimated to be converted into the right to receive consideration in the Merger, by (2) the Equity Award Cash Consideration per each Penumbra Share underlying such Penumbra restricted stock unit awards.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
40,727,562	$ 339.27	$ 13,817,639,959.74	$ 0.00	$ 10,996,234,257.20	$ 2,821,405,702.54

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A